UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2015, Michael Rashkin resigned as Chief Financial Officer and Secretary of Marvell Technology Group Ltd. (the “Company”) and from all other positions with the Company and its subsidiaries, effective as of May 22, 2015.

On May 20, 2015, the Company appointed Sukhi Nagesh, 44, as its interim Chief Financial Officer, effective as of May 22, 2015. Mr. Nagesh served as Marvell’s vice president of finance since January of 2014 and prior to that as vice president of investor relations since May 2011. Before joining Marvell in 2011, Sukhi served as vice president and semiconductor research analyst at Deutsche Bank in San Francisco. Over his career, Sukhi has played a variety of roles in finance, marketing, and engineering at SG Cowen, Applied Materials, and Asyst Technologies. Sukhi holds an M.B.A. from New York University, an M.S. in mechanical engineering from Colorado State University, and a B.S. in mechanical engineering from Bangalore University. There are no arrangements or understandings between Mr. Nagesh and any other persons pursuant to which he was selected as interim Chief Financial Officer. There are also no family relationships between Mr. Nagesh and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company also intends to enter into its standard form indemnification agreement with Mr. Nagesh.

Item 7.01 Regulation FD Disclosure

On May 21, 2015, the Company issued a press release announcing Mr. Rashkin’s resignation and the appointment of Mr. Nagesh. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2015

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Sehat Sutardja
Sehat Sutardja
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 21, 2015